Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 7) (No.333-159464), dated January 19, 2010, of Cavico Corp. and Subsidiaries of our report, dated December 5, 2009, included in Annual Report on Form 10-K/A of Cavico Corp. and Subsidiaries, relating to the financial statements and financial statement schedules for the two years ended December 31, 2008 and 2007.

We further consent to the reference to our firm under the captions “Experts” and “Summary Financial Information” in the Prospectus.

/s/ PMB Helin Donovan LLP

San Francisco, CA January 19, 2010